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                   2009 U.S. PROXY VOTING GUIDELINES SUMMARY


                                December 24, 2008



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                                RISKMETRICS GROUP

                    2009 U.S. PROXY VOTING GUIDELINES SUMMARY

                 EFFECTIVE FOR MEETINGS ON OR AFTER FEB. 1, 2009
                              UPDATED DEC. 24, 2008

The following is a condensed version of the proxy voting recommendations contained in the RiskMetrics' (RMG) U.S. Proxy Voting Manual.


Table of Contents


1. OPERATIONAL ITEMS...........................................................6
   Adjourn Meeting.............................................................6
   Amend Quorum Requirements...................................................6
   Amend Minor Bylaws..........................................................6
   Auditor Indemnification and Limitation of Liability.........................6
   Auditor Ratification........................................................6
   Change Company Name.........................................................7
   Change Date, Time, or Location of Annual Meeting............................7
   Transact Other Business.....................................................7


2. BOARD OF DIRECTORS:.........................................................8
   Voting On Director Nominees in Uncontested Elections........................8
   RMG Classification of Directors - 2009.....................................10
   AGE LIMITS.................................................................12
   Board Size.................................................................12
   Classification/Declassification of the Board...............................12
   Cumulative Voting..........................................................12
   Director and Officer Indemnification and Liability Protection..............13
   Establish/amend Nominee Qualifications.....................................13
   Establishment of Board Committees Shareholder Proposals....................13
   Establishment of Board Policy On Shareholder Engagement....................14
   Filling Vacancies/Removal of Directors.....................................14
   Independent Chair (Separate Chair/CEO).....................................14
   Majority of Independent Directors/Establishment of Committees..............15
   Majority Vote Shareholder Proposals........................................15
   Open Access................................................................16
   Performance/Governance Evaluation for Directors............................16
   Stock Ownership Requirements...............................................16
   Term Limits................................................................16
   Vote No Campaigns..........................................................17


3. PROXY CONTESTS.............................................................18
   Voting for Director Nominees in Contested Elections........................18
   Reimbursing Proxy Solicitation Expenses....................................18
   Confidential Voting........................................................18


4. ANTITAKEOVER DEFENSES AND VOTING RELATED ISSUES............................19
   Advance Notice Requirements for Shareholder Proposals/Nominations..........19
   Amend Bylaws Without Shareholder Consent...................................19
   Poison Pills...............................................................19
   Shareholder Ability to Act by Written Consent..............................20
   Shareholder Ability to Call Special Meetings...............................20
   Supermajority Vote Requirements............................................20

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5. MERGERS AND CORPORATE RESTRUCTURINGS.......................................21

OVERALL APPROACH..............................................................21
   Appraisal Rights...........................................................21
   Asset Purchases............................................................21
   Asset Sales................................................................22
   Bundled Proposals..........................................................22
   Conversion of Securities...................................................22
   Corporate Reorganization/Debt Restructuring/Prepackaged
      Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans...................22
   Formation of Holding Company...............................................23
   Going Private and Going Dark Transactions
      (Lbos and Minority Squeeze-outs)........................................23
   Joint Ventures.............................................................24
   Liquidations...............................................................24
   Mergers and Acquisitions/Issuance of Shares to Facilitate
      Merger or Acquisition...................................................24
   Private Placements/Warrants/Convertible Debentures.........................24
   Special Purpose Acquisition Corporations (Spacs)...........................25
   Spinoffs...................................................................26
   Value Maximization Shareholder Proposals...................................26


6. STATE OF INCORPORATION.....................................................27
   Control Share Acquisition Provisions.......................................27
   Control Share Cash-Out Provisions..........................................27
   Disgorgement Provisions....................................................27
   Fair Price Provisions......................................................27
   Freeze-out Provisions......................................................28
   Greenmail..................................................................28
   Reincorporation Proposals..................................................28
   Stakeholder Provisions.....................................................28
   State Antitakeover Statutes................................................28


7. CAPITAL STRUCTURE..........................................................29
   ADjustments to Par Value of Common Stock...................................29
   Common Stock Authorization.................................................29
   Dual-class Stock...........................................................29
   Issue Stock for Use With Rights Plan.......................................29
   Preemptive Rights..........................................................29
   Preferred Stock............................................................30
   Recapitalization...........................................................30
   Reverse Stock Splits.......................................................30
   Share Repurchase Programs..................................................31
   Stock Distributions: Splits and Dividends..................................31
   Tracking Stock.............................................................31


8. EXECUTIVE AND DIRECTOR COMPENSATION........................................32

EQUITY COMPENSATION PLANS.....................................................32
   Cost of Equity Plans.......................................................32
   Repricing Provisions.......................................................33
   Pay-for-Performance Disconnect.............................................33
   Three-year Burn Rate/Burn Rate Commitment..................................35
   Liberal Definition of Change-in-Control....................................37
   Poor Pay Practices.........................................................37

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SPECIFIC TREATMENT OF CERTAIN AWARD TYPES IN EQUITY PLAN EVALUATIONS:.........38
   Dividend Equivalent Rights.................................................38
   Liberal Share Recycling Provisions.........................................38
   Operating Partnership (Op) Units in Equity Plan Analysis of
      Real Estate Investment Trusts (Reits)...................................39
   Option Overhang Cost.......................................................39


OTHER COMPENSATION PROPOSALS AND POLICIES.....................................40
   401(k) Employee Benefit Plans..............................................40
   Advisory Vote On Executive Compensation (Say-on-Pay)
      Management Proposals....................................................40
   Director Compensation......................................................41
   Director Retirement Plans..................................................41
   Employee Stock Ownership Plans (ESOPs).....................................41
   Employee Stock Purchase Plans-- Qualified Plans............................41
   Employee Stock Purchase Plans-- Non-qualified Plans........................42
   Incentive Bonus Plans and Tax Deductibility Proposals
      (OBRA-related Compensation Proposals)...................................42
   Options Backdating.........................................................43
   Option Exchange Programs/repricing Options.................................43
   Stock Plans in Lieu of Cash................................................44
   Transfer Stock Option (TSO) Programs.......................................44

SHAREHOLDER PROPOSALS ON COMPENSATION.........................................45
   Advisory Vote On Executive Compensation (Say-on-Pay).......................45
   Bailout Bill/Executive Compensation Resolutions............................45
   Compensation Consultants-Disclosure of Board or Company's Utilization......45
   Disclosure/Setting Levels or Types of Compensation for
      Executives and Directors................................................45
   Golden Coffins/Executive Death Benefits....................................46
   Pay for Superior Performance...............................................46
   Performance-Based Awards...................................................46
   Pension Plan Income Accounting.............................................47
   Pre-arranged Trading Plans (10B5-1 Plans)..................................47
   Recoup Bonuses.............................................................47
   Severance Agreements for Executives/Golden Parachutes......................48
   Share Buyback Holding Periods..............................................48
   Stock Ownership or Holding Period Guidelines...............................48
   Supplemental Executive Retirement Plans (SERPs)............................49
   Termination of Employment Prior to Severance Payment and Eliminating
      Accelerated Vesting of Unvested Equity..................................49
   Tax Gross-Up Proposals.....................................................49


9. CORPORATE SOCIAL RESPONSIBILITY (CSR) ISSUES...............................50

OVERALL APPROACH..............................................................50

ANIMAL WELFARE................................................................50
   Animal Testing.............................................................50
   Animal Welfare Policies....................................................50
   Controlled Atmosphere Killing (CAK)........................................51

CONSUMER ISSUES...............................................................51
   Genetically Modified Ingredients...........................................51
   Consumer Lending...........................................................51
   Pharmaceutical Pricing, Access to Medicines, and Product Reimportation.....52
   Product Safety and Toxic/hazardous Materials...............................52
   Tobacco....................................................................53

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DIVERSITY.....................................................................53
   Board Diversity............................................................53
   Equality of Opportunity....................................................54
   Gender Identity, Sexual Orientation, and Domestic Partner Benefits.........54

CLIMATE CHANGE AND THE ENVIRONMENT............................................54
   CLimate Change.............................................................54
   Concentrated Animal Feeding Operations (CAFOs).............................54
   Energy Efficiency..........................................................55
   Facility and Operational Safety/security...................................55
   Greenhouse Gas (GHG) Emissions.............................................55
   Operations in Protected Areas..............................................55
   Recycling..................................................................56
   Renewable Energy...........................................................56

GENERAL CORPORATE ISSUES......................................................56
   Charitable Contributions...................................................56
   Csr Compensation-related Proposals.........................................56
   Health Pandemics...........................................................57
   Lobbying Expenditures/Initiatives..........................................57
   Political Contributions and Trade Associations Spending....................57

INTERNATIONAL ISSUES, LABOR ISSUES, AND HUMAN RIGHTS..........................58
   Community Social and Environmental Impact Assessments......................58
   Foreign Military Sales/Offsets.............................................58
   Internet Privacy and Censorship............................................58
   Labor and Human Rights Standards...........................................59
   Macbride Principles........................................................59
   Nuclear and Depleted Uranium Weapons.......................................59
   Operations in High Risk Markets............................................60
   Outsourcing/Offshoring.....................................................60

SUSTAINABILITY................................................................60
   Sustainability Reporting...................................................60


10. MUTUAL FUND PROXIES.......................................................61
   Election of Directors......................................................61
   Converting Closed-end Fund to Open-end Fund................................61
   Proxy Contests.............................................................61
   Investment Advisory Agreements.............................................61
   Approving New Classes or Series of Shares..................................62
   Preferred Stock Proposals..................................................62
   1940 Act Policies..........................................................62
   Changing a Fundamental Restriction to a Nonfundamental Restriction.........62
   Change Fundamental Investment Objective to Nonfundamental..................62
   Name Change Proposals......................................................62
   Change in Fund's Subclassification.........................................63
   Disposition of Assets/Termination/liquidation..............................63
   Changes to the Charter Document............................................63
   Changing the Domicile of a Fund............................................63
   Authorizing the Board to Hire and Terminate Subadvisors
      Without Shareholder Approval............................................64
   Distribution Agreements....................................................64
   Master-Feeder Structure....................................................64
   Mergers....................................................................64

SHAREHOLDER PROPOSALS FOR MUTUAL FUNDS........................................64
   Establish Director Ownership Requirement...................................64
   Reimburse Shareholder for Expenses Incurred................................65
   Terminate the Investment Advisor...........................................65

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1. OPERATIONAL ITEMS

ADJOURN MEETING
Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

Vote FOR proposals that relate specifically to soliciting votes for a merger or transaction if supporting that merger or transaction. Vote AGAINST proposals if the wording is too vague or if the proposal includes "other business."

                                      *****


AMEND QUORUM REQUIREMENTS
Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

                                      *****


AMEND MINOR BYLAWS
Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

                                     *****


AUDITOR INDEMNIFICATION AND LIMITATION OF LIABILITY
Consider the issue of auditor indemnification and limitation of liability on a CASE-BY-CASE basis. Factors to be assessed include, but are not limited to:

     o The terms of the auditor agreement- the degree to which these agreements impact shareholders' rights;

     o    Motivation and rationale for establishing the agreements;

     o    Quality of disclosure; and

     o    Historical practices in the audit area.

WTHHOLD or vote AGAINST members of an audit committee in situations where there is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

                                      *****


AUDITOR RATIFICATION
Vote FOR proposals to ratify auditors, unless any of the following apply:

     o An auditor has a financial interest in or association with the company, and is therefore not independent;

     o There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position;

     o Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

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     o    Fees for non-audit services ("Other" fees) are excessive.

Non-audit fees are excessive if:

     o Non-audit ("other") fees >audit fees + audit-related fees + tax compliance/preparation fees

Tax compliance and preparation include the preparation of original and amended tax returns, refund claims and tax payment planning. All other services in the tax category, such as tax advice, planning or consulting should be added to "Other" fees. If the breakout of tax fees cannot be determined, add all tax fees to "Other" fees.

In circumstances where "Other" fees include fees related to significant one-time capital structure events: initial public offerings, bankruptcy emergence, and spin-offs; and the company makes public disclosure of the amount and nature of those fees which are an exception to the standard "non-audit fee" category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

     o    The tenure of the audit firm;

     o    The length of rotation specified in the proposal;

     o    Any significant audit-related issues at the company;

     o    The number of Audit Committee meetings held each year;

     o    The number of financial experts serving on the committee; and

     o Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

                                      *****


CHANGE COMPANY NAME
Vote FOR proposals to change the corporate name.

                                      *****


CHANGE DATE, TIME, OR LOCATION OF ANNUAL MEETING
Vote FOR management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable.

                                      *****


TRANSACT OTHER BUSINESS
Vote AGAINST proposals to approve other business when it appears as voting item.

                                      *****

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2. BOARD OF DIRECTORS:

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS Vote on director nominees should be determined on a CASE-BY-CASE basis.

Vote AGAINST or WITHHOLD(1) from individual directors who:

     o Attend less than 75 percent of the board and committee meetings without a valid excuse, such as illness, service to the nation, work on behalf of the company, or funeral obligations. If the company provides meaningful public or private disclosure explaining the director's absences, evaluate the information on a CASE-BY-CASE basis taking into account the following factors:

          -    Degree to which absences were due to an unavoidable conflict;

          -    Pattern of absenteeism; and

          - Other extraordinary circumstances underlying the director's absence;

     o    Sit on more than six public company boards;

     o Are CEOs of public companies who sit on the boards of more than two public companies besides their own-- withhold only at their outside boards.

Vote AGAINST or WITHHOLD from all nominees of the board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

     o The company's proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, vote against/withhold from all incumbent directors;

     o The company's poison pill has a dead-hand or modified dead-hand feature. Vote against/withhold every year until this feature is removed;

     o The board adopts or renews a poison pill without shareholder approval, does not commit to putting it to shareholder vote within 12 months of adoption (or in the case of an newly public company, does not commit to put the pill to a shareholder vote within 12 months following the
          IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold/against recommendation for this issue;

     o The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

     o The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years (a management proposal with other than a FOR recommendation by management will not be considered as sufficient action taken);

     o The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

     o At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the underlying issue(s) that caused the high withhold/against vote;


---------------------

(1) In general, companies with a plurality vote standard use "Withhold" as the valid contrary vote option in director elections; companies with a majority vote standard use "Against". However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.

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     o    The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election-any or all appropriate nominees (except new) may be held accountable;

     o The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company's four-digit GICS industry group (Russell 3000 companies only).

Vote AGAINST or WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

     o The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

     o The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

     o The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

     o    The full board is less than majority independent.

Vote AGAINST or WITHHOLD from the members of the Audit Committee if:

     o    The non-audit fees paid to the auditor are excessive;

     o The company receives an adverse opinion on the company's financial statements from its auditor; or

     o There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-by-CASE on members of the Audit Committee and/or the full board if poor accounting practices, which rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures, are identified.

Examine the severity, breadth, chronological sequence and duration, as well as the company's efforts at remediation or corrective actions in determining whether negative vote recommendations are warranted against the members of the Audit Committee who are responsible for the poor accounting practices, or the entire board.

Vote AGAINST or WITHHOLD from the members of the Compensation Committee if:

     o There is a negative correlation between the chief executive's pay and company performance (see discussion under Equity Compensation Plans);

     o The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

     o The company fails to submit one-time transfers of stock options to a shareholder vote;

     o The company fails to fulfill the terms of a burn rate commitment they made to shareholders;

     o    The company has backdated options (see "Options Backdating" policy);

The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Vote AGAINST or WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

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                                      *****


RMG CLASSIFICATION OF DIRECTORS - 2009
--------------------------------------------------------------------------------
INSIDE DIRECTOR (I)

     o    Employee of the company or one of its affiliates(1);

     o Non-employee officer of the company if among the five most highly paid individuals (excluding interim CEO);

     o    Listed as a Section 16 officer(2);

     o    Current interim CEO;

     o Beneficial owner of more than 50 percent of the company's voting power (this may be aggregated if voting power is distributed among more than one member of a defined group).

AFFILIATED OUTSIDE DIRECTOR (AO)

     o    Board attestation that an outside director is not independent;

     o    Former CEO of the company(3,4);

     o    Former CEO of an acquired company within the past five years4;

     o Former interim CEO if the service was longer than 18 months. If the service was between twelve and eighteen months an assessment of the interim CEO's employment agreement will be made;5

     o Former executive(2) of the company, an affiliate or an acquired firm within the past five years;

     o Executive2 of a former parent or predecessor firm at the time the company was sold or split off from the parent/predecessor within the past five years;

     o Executive(2), former executive, general or limited partner of a joint venture or partnership with the company;

     o Relative(6) of a current Section 16 officer of company or its affiliates;

     o Relative(6) of a current employee of company or its affiliates where additional factors raise concern (which may include, but are not limited to, the following: a director related to numerous employees; the company or its affiliates employ relatives of numerous board members; or a non-Section 16 officer in a key strategic role);

     o Relative(6) of former Section 16 officer, of company or its affiliate within the last five years;

     o Currently provides (or a relative(6) provides) professional services(7) to the company, to an affiliate of the company or an individual officer of the company or one of its affiliates in excess of $10,000 per year;

     o Employed by (or a relative(6) is employed by) a significant customer or supplier(8);

     o Has (or a relative(6) has) any transactional relationship with the company or its affiliates excluding investments in the company through a private placement; (8)

     o Any material financial tie or other related party transactional relationship to the company;

     o Party to a voting agreement (9) to vote in line with management on proposals being brought to shareholder vote;

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     o    Has (or a relative6 has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation and Stock Option Committee; (10)

     o    Founder (11) of the company but not currently an employee;

     o Is (or a relative6 is) a trustee, director or employee of a charitable or non-profit organization that receives grants or endowments(8) from the company or its affiliates(1).

 INDEPENDENT OUTSIDE DIRECTOR (IO)

     o    No material(12) connection to the company other than a board seat.


--------------------------------------------------------------------------------

FOOTNOTES:

(1) "Affiliate" includes a subsidiary, sibling company, or parent company. RMG uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation.

(2) "Executives" (officers subject to Section 16 of the Securities and Exchange Act of 1934) include the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, or any vice president in charge of a principal business unit, division or policy function). A non-employee director serving as an officer due to statutory requirements (e.g. corporate secretary) will be classified as an Affiliated Outsider. If the company provides additional disclosure that the director is not receiving additional compensation for serving in that capacity, then the director will be classified as an Independent Outsider.

(3) Includes any former CEO of the company prior to the company's initial public offering (IPO).

(4) When there is a former CEO of a special purpose acquisition company (SPAC) serving on the board of an acquired company, RMG will generally classify such directors as independent unless determined otherwise taking into account the following factors: the applicable listing standards determination of such director's independence; any operating ties to the firm; and if there are any other conflicting relationships or related party transactions.

(5) RMG will look at the terms of the interim CEO's employment contract to determine if it contains severance pay, long-term health and pension benefits or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. RMG will also consider if a formal search process was underway for a full-time CEO at the time.

(6) "Relative" follows the SEC's new definition of "immediate family members" which covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

(7) Professional services can be characterized as advisory in nature and generally include the following: investment banking / financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

(8) If the company makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipient's gross revenues. (The recipient is the party receiving the financial proceeds from the transaction).

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(9) Dissident directors who are parties to a voting agreement pursuant to a settlement arrangement will generally be classified as independent unless determined otherwise, taking into account the following factors: the terms of the agreement; the duration of the standstill provision in the agreement; the limitations and requirements of actions that are agreed upon; if the dissident director nominee(s) is subject to the standstill; and if there any conflicting relationships or related party transactions.

(10) Interlocks include: (a) executive officers serving as directors on each other's compensation or similar committees (or, in the absence of such a committee, on the board); or (b) executive officers sitting on each other's boards and at least one serves on the other's compensation or similar committees (or, in the absence of such a committee, on the board).

(11) The operating involvement of the Founder with the company will be considered. Little to no operating involvement may cause RMG to deem the Founder as an independent outsider.

(12) For purposes of RMG's director independence classification, "material"
will be defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one's objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.
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                                      *****


AGE LIMITS
Vote AGAINST shareholder or management proposals to limit the tenure of outside directors through mandatory retirement ages.

                                      *****


BOARD SIZE
Vote FOR proposals seeking to fix the board size or designate a range for the board size.

Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

                                      *****


CLASSIFICATION/DECLASSIFICATION OF THE BOARD Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

                                      *****


CUMULATIVE VOTING
Generally vote AGAINST proposals to eliminate cumulative voting.

Generally vote FOR proposals to restore or provide for cumulative voting unless:

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     o    The company has proxy access or a similar structure(2) to allow shareholders to nominate directors to the company's ballot; and

     o The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50%).

                                      *****


DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION
Vote CASE-BY-CASE on proposals on director and officer indemnification and liability protection using Delaware law as the standard.

Vote AGAINST proposals to eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care.

Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to liability for acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

Vote AGAINST proposals that would expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for at the discretion of the company's board (i.e., "permissive indemnification") but that previously the company was not required to indemnify.

Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if both of the following apply:

     o If the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company; and

     o    If only the director's legal expenses would be covered.

                                      *****


ESTABLISH/AMEND NOMINEE QUALIFICATIONS
Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on how reasonable the criteria are and to what degree they may preclude dissident nominees from joining the board.

Vote AGAINST shareholder proposals requiring two candidates per board seat.

                                      *****


ESTABLISHMENT OF BOARD COMMITTEES SHAREHOLDER PROPOSALS
Generally vote AGAINST shareholder proposals to establish a new standing board committee, as such proposals seek a specific oversight mechanism/structure that potentially limits a company's flexibility to determine an appropriate oversight mechanism for itself. However, the following factors will be considered:


--------------
(2) Similar structure" would be a structure that allows shareholders to nominate candidates who the company will include on the management ballot IN ADDITION TO management's nominees, and their bios are included in management's proxy.


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     o    Existing oversight mechanisms (including current committee structure)
          regarding the issue for which board oversight is sought;

     o Level of disclosure regarding the issue for which board oversight is sought;

     o Company performance related to the issue for which board oversight is sought;

     o Board committee structure compared to that of other companies in its industry sector; and/or

     o    The scope and structure of the proposal.

                                      *****


ESTABLISHMENT OF BOARD POLICY ON SHAREHOLDER ENGAGEMENT
Generally vote FOR shareholders proposals requesting that the board establish an internal mechanism/process, which may include a committee, in order to improve communications between directors and shareholders, unless the company has the following features, as appropriate:

     o Established a communication structure that goes beyond the exchange requirements to facilitate the exchange of information between shareholders and members of the board;

     o Effectively disclosed information with respect to this structure to its shareholders;

     o Company has not ignored majority-supported shareholder proposals or a majority withhold vote on a director nominee; and

     o The company has an independent chairman or a lead director, according to RMG's definition. This individual must be made available for periodic consultation and direct communication with major shareholders.

                                      *****


FILLING VACANCIES/REMOVAL OF DIRECTORS
Vote AGAINST proposals that provide that directors may be removed only for cause.

Vote FOR proposals to restore shareholders' ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

                                      *****


INDEPENDENT CHAIR (SEPARATE CHAIR/CEO)
Generally vote FOR shareholder proposals requiring that the chairman's position be filled by an independent director, unless the company satisfies ALL of the following criteria:

The company maintains the following counterbalancing governance structure:

     o Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

          - presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

          - serves as liaison between the chairman and the independent directors;

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          -    approves information sent to the board;

          -    approves meeting agendas for the board;

          - approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

          -    has the authority to call meetings of the independent directors;

          - if requested by major shareholders, ensures that he is available for consultation and direct communication;

     o    Two-thirds independent board;

     o    All independent key committees;

     o    Established governance guidelines;

     o A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company's four-digit GICS industry group (using Russell 3000 companies only), unless there has been a change in the Chairman/CEO position within that time. For companies not in the Russell 3000 universe, the company must not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns, unless there has been a change in the Chairman/CEO position within that time;

     o The company does not have any problematic governance or management issues, examples of which include, but are not limited to:

          -    Egregious compensation practices;

          - Multiple related-party transactions or other issues putting director independence at risk;

          -    Corporate and/or management scandals;

          -    Excessive problematic corporate governance provisions; or

          - Flagrant actions by management or the board with potential or realized negative impacts on shareholders.

                                      *****


MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES
Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by RMG's definition of independent outsider. (See Classification of Directors.)

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

                                      *****


MAJORITY VOTE SHAREHOLDER PROPOSALS
Generally vote FOR precatory and binding resolutions requesting that the board change the company's bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

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                                      *****


OPEN ACCESS
Vote shareholder proposals asking for open or proxy access on a CASE-BY-CASE basis, taking into account:

o        The ownership threshold proposed in the resolution;

o The proponent's rationale for the proposal at the targeted company in terms of board and director conduct.

                                      *****


PERFORMANCE/GOVERNANCE EVALUATION FOR DIRECTORS
     o Vote WITHHOLD/AGAINST on all director nominees if the board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company's four-digit GICS industry group (Russell 3000 companies only).

Evaluate board accountability and oversight at companies that demonstrate sustained poor performance. Problematic provisions include but are not limited to:

     o    a classified board structure;

     o    a supermajority vote requirement;

     o majority vote standard for director elections with no carve out for contested elections;

     o    the inability for shareholders to call special meetings;

     o    the inability for shareholders to act by written consent;

     o    a dual-class structure; and/or

     o    a non-shareholder approved poison pill.

If a company exhibits sustained poor performance coupled with a lack of board accountability and oversight, also take into consideration the company's five-year total shareholder return and five-year operational metrics in the evaluation.

                                      *****


STOCK OWNERSHIP REQUIREMENTS
Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While stock ownership on the part of directors is desired, the company should determine the appropriate ownership requirement.

Vote CASE-BY-CASE on shareholder proposals asking that the company adopt a holding or retention period for its executives (for holding stock after the vesting or exercise of equity awards), taking into account any stock ownership requirements or holding period/retention ratio already in place and the actual ownership level of executives.

                                      *****


TERM LIMITS
Vote AGAINST shareholder or management proposals to limit the tenure of outside directors through term limits. However, scrutinize boards where the average tenure of all directors exceeds 15 years for independence from management and for sufficient turnover to ensure that new perspectives are being added to the board.

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                                      *****


VOTE NO CAMPAIGNS
In cases where companies are targeted in connection with public "vote no" campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. In issuing vote recommendations, consider arguments submitted by shareholders and other publicly-available information.

                                      *****



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3. Proxy Contests

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS
Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

     o Long-term financial performance of the target company relative to its industry;

     o    Management's track record;

     o    Background to the proxy contest;

     o    Qualifications of director nominees (both slates);

     o Strategic plan of dissident slate and quality of critique against management;

     o Likelihood that the proposed goals and objectives can be achieved (both slates);

     o    Stock ownership ositions.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


REIMBURSING PROXY SOLICITATION EXPENSES
Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

     o The election of fewer than 50% of the directors to be elected is contested in the election;

     o    One or more of the dissident's candidates is elected;

     o    Shareholders are not permitted to cumulate their votes for directors;
          and

     o The election occurred, and the expenses were incurred, after the adoption of this bylaw.

                                      *****


CONFIDENTIAL VOTING
Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators, and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

                                      *****

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4. Antitakeover Defenses and Voting Related Issues

ADVANCE NOTICE REQUIREMENTS FOR SHAREHOLDER PROPOSALS/NOMINATIONS
Vote CASE-BY-CASE basis on advance notice proposals, giving support to those proposals which allow shareholders to submit proposals/nominations as close to the meeting date as reasonably possible and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

To be reasonable, the company's deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline. The submittal window is the period under which a shareholder must file his proposal/nominations prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent's economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposal.

                                      *****


AMEND BYLAWS WITHOUT SHAREHOLDER CONSENT
Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

                                      *****


POISON PILLS
Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

     o    Shareholders have approved the adoption of the plan; or

     o The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e., the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within 12 months would be considered sufficient.

Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

     o    No lower than a 20% trigger, flip-in or flip-over;

     o    A term of no more than three years;

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     o    No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

     o Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company's existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

For management proposals to adopt a poison pill for the stated purpose of preserving a company's net operating losses ("NOL pills"), the following factors should be considered:

     o    the trigger (NOL pills generally have a trigger slightly below 5%);

     o    the value of the NOLs;

     o    the term;

     o shareholder protection mechanisms (sunset provision, causing expiration of the pill upon exhaustion or expiration of NOLs); and

     o    other factors that may be applicable.

In addition, vote WITHHOLD/AGAINST the entire board of directors, (except new nominees, who should be considered on a CASE-by-CASE basis) if the board adopts or renews a poison pill without shareholder approval, does not commit to putting it to a shareholder vote within 12 months of adoption (or in the case of a newly public company, does not commit to put the pill to a shareholder vote within 12 months following the IPO), or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue.

                                      *****


SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT
Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote FOR proposals to allow or make easier shareholder action by written consent.

                                      *****


SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS
Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

                                      *****


SUPERMAJORITY VOTE REQUIREMENTS
Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR proposals to lower supermajority vote requirements.

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5. Mergers and Corporate Restructurings


OVERALL APPROACH

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

     o VALUATION - Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

     o MARKET REACTION - How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

     o STRATEGIC RATIONALE - Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

     o NEGOTIATIONS AND PROCESS - Were the terms of the transaction negotiated at arm's-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

     o CONFLICTS OF INTEREST - Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "RMG Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

     o GOVERNANCE - Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

                                      *****


APPRAISAL RIGHTS
Vote FOR proposals to restore, or provide shareholders with rights of appraisal.

                                      *****


ASSET PURCHASES
Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

     o    Purchase price;

     o    Fairness opinion;

     o    Financial and strategic benefits;

     o    How the deal was negotiated;

     o    Conflicts of interest;

     o    Other alternatives for the business;

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     o    Non-completion risk.

                                      *****


ASSET SALES
Vote CASE-BY-CASE on asset sales, considering the following factors:

     o    Impact on the balance sheet/working capital;

     o    Potential elimination of diseconomies;

     o    Anticipated financial and operating benefits;

     o    Anticipated use of funds;

     o    Value received for the asset;

     o    Fairness opinion;

     o    How the deal was negotiated;

     o    Conflicts of interest.

                                      *****


BUNDLED PROPOSALS
Vote CASE-BY-CASE on bundled or "conditional" proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders' best interests, vote AGAINST the proposals. If the combined effect is positive, support such proposals.

                                      *****


CONVERSION OF SECURITIES
Vote CASE-BY-CASE on proposals regarding conversion of securities. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


CORPORATE REORGANIZATION/DEBT RESTRUCTURING/PREPACKAGED BANKRUPTCY PLANS/REVERSE LEVERAGED BUYOUTS/WRAP PLANS Vote CASE-BY-CASE on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, taking into consideration the following:

     o    Dilution to existing shareholders' position;

     o    Terms of the offer;

     o    Financial issues;

     o    Management's efforts to pursue other alternatives;

     o    Control issues;

     o    Conflicts of interest.

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Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

                                      *****


FORMATION OF HOLDING COMPANY
Vote CASE-BY-CASE on proposals regarding the formation of a holding company, taking into consideration the following:

     o    The reasons for the change;

     o    Any financial or tax benefits;

     o    Regulatory benefits;

     o    Increases in capital structure;

     o    Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

     o Increases in common or preferred stock in excess of the allowable maximum (see discussion under "Capital Structure");

     o    Adverse changes in shareholder rights.

                                      *****


GOING PRIVATE AND GOING DARK TRANSACTIONS (LBOS AND MINORITY SQUEEZE-OUTS) Vote CASE-BY-CASE on going private transactions, taking into account the following:

     o    Offer price/premium;

     o    Fairness opinion;

     o    How the deal was negotiated;

     o    Conflicts of interest;

     o    Other alternatives/offers considered; and

     o    Non-completion risk.

Vote CASE-BY-CASE on "going dark" transactions, determining whether the transaction enhances shareholder value by taking into consideration:

     o Whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);

     o Balanced interests of continuing vs. cashed-out shareholders, taking into account the following:

          -    Are all shareholders able to participate in the transaction?

          - Will there be a liquid market for remaining shareholders following the transaction?

          -    Does the company have strong corporate governance?

          - Will insiders reap the gains of control following the proposed transaction?

          - Does the state of incorporation have laws requiring continued reporting that may benefit shareholders?

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                                      *****


JOINT VENTURES
Vote CASE-BY-CASE on proposals to form joint ventures, taking into account the following:

     o    Percentage of assets/business contributed;

     o    Percentage ownership;

     o    Financial and strategic benefits;

     o    Governance structure;

     o    Conflicts of interest;

     o    Other alternatives;

     o    Noncompletion risk.

                                      *****


LIQUIDATIONS
Vote CASE-BY-CASE on liquidations, taking into account the following:

     o    Management's efforts to pursue other alternatives;

     o    Appraisal value of assets; and

     o    The compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

                                      *****


MERGERS AND ACQUISITIONS/ ISSUANCE OF SHARES TO FACILITATE MERGER OR ACQUISITION Vote CASE-BY-CASE on mergers and acquisitions, determining whether the transaction enhances shareholder value by giving consideration to items listed under "Mergers and Corporate Restructurings: Overall Approach."

                                      *****


PRIVATE PLACEMENTS/WARRANTS/CONVERTIBLE DEBENTURES
Vote CASE-BY-CASE on proposals regarding private placements taking into consideration:

1. Dilution to existing shareholders' position.

          - The amount and timing of shareholder ownership dilution should be weighed against the needs and proposed shareholder benefits of the capital infusion.

2. Terms of the offer - discount/premium in purchase price to investor, including any fairness opinion; conversion features; termination penalties; exit strategy.

          - The terms of the offer should be weighed against the alternatives of the company and in light of company's financial issues.

          - When evaluating the magnitude of a private placement discount or premium, RiskMetrics will consider whether it is affected by liquidity, due diligence, control and monitoring issues, capital scarcity, information asymmetry and anticipation of future performance.

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3. Financial issues include but are not limited to examining the following:

          -    company's financial situation;

          -    degree of need for capital;

          -    use of proceeds;

          -    effect of the financing on the company's cost of capital;

          -    current and proposed cash burn rate; and

          - going concern viability and the state of the capital and credit markets.

4. Management's efforts to pursue alternatives and whether the company engaged in a process to evaluate alternatives. A fair, unconstrained process helps to ensure the best price for shareholders. Financing alternatives can include joint ventures, partnership, merger or sale of part or all of the company.

5.       Control issues:

          -    change in management;

          -    change in control,

          -    guaranteed board and committee seats;

          -    standstill provisions;

          -    voting agreements;

          -    veto power over certain corporate actions.

Minority versus majority ownership and corresponding minority discount or majority control premium

6.       Conflicts of interest

          - Conflicts of interest should be viewed from the perspective of the company and the investor.

          - Were the terms of the transaction negotiated at arm's-length? Are managerial incentives aligned with shareholder interests?

7.       Market reaction

          - The market's response to the proposed deal. A negative market reaction is a cause for concern. Market reaction may be addressed by analyzing the one day impact on the unaffected stock price.

Vote FOR the private placement if it is expected that the company will file for bankruptcy if the transaction is not approved.

                                      *****


SPECIAL PURPOSE ACQUISITION CORPORATIONS (SPACS)
Vote on a CASE-BY-CASE basis on SPAC mergers and acquisitions taking into account the following:

     o Valuation - Is the value being paid by the SPAC reasonable? SPACs generally lack an independent fairness opinion and the financials on the target may be limited. Compare the conversion price with the intrinsic value of the target company provided in the fairness opinion. Also, evaluate the proportionate value of the combined entity attributable to the SPAC IPO shareholders versus the pre-merger value of SPAC. Additionally, a private company discount may be applied to the target, if it is a private entity.

     o Market reaction - How has the market responded to the proposed deal? A negative market reaction may be a cause for concern. Market reaction may be addressed by analyzing the one-day impact on the unaffected stock price.

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     o    Deal timing - A main driver for most transactions is that the SPAC charter typically requires the deal to be complete within 18 to 24 months, or the SPAC is to be liquidated. Evaluate the valuation, market reaction, and potential conflicts of interest for deals that are announced close to the liquidation date.

     o Negotiations and process - What was the process undertaken to identify potential target companies within specified industry or location specified in charter? Consider the background of the sponsors.

     o Conflicts of interest - How are sponsors benefiting from the transaction compared to IPO shareholders? Potential conflicts could arise if a fairness opinion is issued by the insiders to qualify the deal rather than a third party or if management is encouraged to pay a higher price for the target because of an 80% rule (the charter requires that the fair market value of the target is at least equal to 80% of net assets of the SPAC). Also, there may be sense of urgency by the management team of the SPAC to close the deal since its charter typically requires a transaction to be completed within the 18-24 month timeframe.

     o Voting agreements - Are the sponsors entering into enter into any voting agreements/ tender offers with shareholders who are likely to vote AGAINST the proposed merger or exercise conversion rights?

     o Governance - What is the impact of having the SPAC CEO or founder on key committees following the proposed merger?


                                     *****


SPINOFFS
Vote CASE-BY-CASE on spin-offs, considering:

     o    Tax and regulatory advantages;

     o    Planned use of the sale proceeds;

     o    Valuation of spinoff;

     o    Fairness opinion;

     o    Benefits to the parent company;

     o    Conflicts of interest;

     o    Managerial incentives;

     o    Corporate governance changes;

     o    Changes in the capital structure.

                                      *****


VALUE MAXIMIZATION SHAREHOLDER PROPOSALS
Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by hiring a financial advisor to explore strategic alternatives, selling the company or liquidating the company and distributing the proceeds to shareholders. These proposals should be evaluated based on the following factors:

     o    Prolonged poor performance with no turnaround in sight;

     o    Signs of entrenched board and management;

     o    Strategic plan in place for improving value;

     o    Likelihood of receiving reasonable value in a sale or dissolution; and

o Whether company is actively exploring its strategic options, including retaining a financial advisor.


                                      *****

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6. State of Incorporation

CONTROL SHARE ACQUISITION PROVISIONS
Control share acquisition statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds. Voting rights for those shares exceeding ownership limits may only be restored by approval of either a majority or supermajority of disinterested shares. Thus, control share acquisition statutes effectively require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement if the bidder continues buying up a large block of shares.

Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote AGAINST proposals to amend the charter to include control share acquisition provisions.

Vote FOR proposals to restore voting rights to the control shares.

                                      *****


CONTROL SHARE CASH-OUT PROVISIONS
Control share cash-out statutes give dissident shareholders the right to "cash-out" of their position in a company at the expense of the shareholder who has taken a control position. In other words, when an investor crosses a preset threshold level, remaining shareholders are given the right to sell their shares to the acquirer, who must buy them at the highest acquiring price.

Vote FOR proposals to opt out of control share cash-out statutes.

                                      *****


DISGORGEMENT PROVISIONS
Disgorgement provisions require an acquirer or potential acquirer of more than a certain percentage of a company's stock to disgorge, or pay back, to the company any profits realized from the sale of that company's stock purchased 24 months before achieving control status. All sales of company stock by the acquirer occurring within a certain period of time (between 18 months and 24 months) prior to the investor's gaining control status are subject to these recapture-of-profits provisions.

Vote FOR proposals to opt out of state disgorgement provisions.



                                      *****


FAIR PRICE PROVISIONS
Vote CASE-BY-CASE on proposals to adopt fair price provisions (provisions that stipulate that an acquirer must pay the same price to acquire all shares as it paid to acquire the control shares), evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

                                      *****

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FREEZE-OUT PROVISIONS
Vote FOR proposals to opt out of state freeze-out provisions. Freeze-out provisions force an investor who surpasses a certain ownership threshold in a company to wait a specified period of time before gaining control of the company.

                                      *****


GREENMAIL
Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of its shares, the practice discriminates against all other shareholders.

Vote FOR proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

Vote CASE-BY-CASE on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

                                      *****


REINCORPORATION PROPOSALS
Management or shareholder proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns including the following:

     o    Reasons for reincorporation;

     o Comparison of company's governance practices and provisions prior to and following the reincorporation; and

     o    Comparison of corporation laws of original state and destination state

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

                                      *****


STAKEHOLDER PROVISIONS
Vote AGAINST proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

                                      *****


STATE ANTITAKEOVER STATUTES
Vote CASE-BY-CASE on proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freeze-out provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions).

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7. Capital Structure



ADJUSTMENTS TO PAR VALUE OF COMMON STOCK
Vote FOR management proposals to reduce the par value of common stock.

                                      *****


COMMON STOCK AUTHORIZATION
Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

     o    Specific reasons/ rationale for the proposed increase;

     o The dilutive impact of the request as determined through an allowable cap generated by RiskMetrics' quantitative model;

     o    The board's governance structure and practices; and

     o    Risks to shareholders of not approving the request.

Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.


                                      *****


DUAL-CLASS STOCK
Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights.

Vote FOR proposals to create a new class of nonvoting or sub-voting common stock if:

     o It is intended for financing purposes with minimal or no dilution to current shareholders;

     o It is not designed to preserve the voting power of an insider or significant shareholder.


                                      *****


ISSUE STOCK FOR USE WITH RIGHTS PLAN
Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

                                      *****


PREEMPTIVE RIGHTS
Vote CASE-BY-CASE on shareholder proposals that seek preemptive rights, taking into consideration: the size of a company, the characteristics of its shareholder base, and the liquidity of the stock.

                                      *****

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PREFERRED STOCK
Vote CASE-BY-CASE on proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors which include, at a minimum, the following:

     o    Specific reasons/ rationale for the proposed increase;

     o The dilutive impact of the request as determined through an allowable cap generated by RiskMetrics' quantitative model;

     o    The board's governance structure and practices; and

     o    Risks to shareholders of not approving the request.

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Vote FOR proposals to create "declawed" blank check preferred stock (stock that cannot be used as a takeover defense).

Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

                                      *****


RECAPITALIZATION
Vote CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following:

     o    More simplified capital structure;

     o    Enhanced liquidity;

     o    Fairness of conversion terms;

     o    Impact on voting power and dividends;

     o    Reasons for the reclassification;

     o    Conflicts of interest; and

     o    Other alternatives considered.

                                      *****


REVERSE STOCK SPLITS
Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

Vote FOR management proposals to implement a reverse stock split to avoid delisting.

Vote CASE-BY-CASE on proposals to implement a reverse stock split that do not proportionately reduce the number of shares authorized for issue based on the allowable increased calculated using the Capital Structure model.

                                      *****

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SHARE REPURCHASE PROGRAMS
Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

                                      *****


STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS
Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares would not result in an excessive number of shares available for issuance as determined using a model developed by RMG.

                                      *****


TRACKING STOCK
Vote CASE-BY-CASE on the creation of tracking stock, weighing the strategic value of the transaction against such factors as:

     o    Adverse governance changes;

     o    Excessive increases in authorized capital stock;

     o    Unfair method of distribution;

     o    Diminution of voting rights;

     o    Adverse conversion features;

     o    Negative impact on stock option plans; and

     o    Alternatives such as spin-off.

                                      *****



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8. Executive and Director Compensation


EQUITY COMPENSATION PLANS

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

     o    The total cost of the company's equity plans is unreasonable;

     o The plan expressly permits the repricing of stock options/stock appreciate rights (SARs) without prior shareholder approval;

     o The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company's performance where over 50 percent of the year-over-year increase is attributed to equity awards;

     o The company's three year burn rate exceeds the greater of 2% and the mean plus one standard deviation of its industry group;

     o The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

     o    The plan is a vehicle for poor pay practices.

Each of these factors is described below:


COST OF EQUITY PLANS
Generally, vote AGAINST equity plans if the cost is unreasonable. For non-employee director plans, vote FOR the plan if certain factors are met (see Director Compensation section).

The cost of the equity plans is expressed as Shareholder Value Transfer (SVT), which is measured using a binomial option pricing model that assesses the amount of shareholders' equity flowing out of the company to employees and directors. SVT is expressed as both a dollar amount and as a percentage of market value, and includes the new shares proposed, shares available under existing plans, and shares granted but unexercised. All award types are valued. For omnibus plans, unless limitations are placed on the most expensive types of awards (for example, full value awards), the assumption is made that all awards to be granted will be the most expensive types. See discussion of specific types of awards.

The Shareholder Value Transfer is reasonable if it falls below the company-specific allowable cap. The allowable cap is determined as follows: The top quartile performers in each industry group (using the Global Industry Classification Standard GICS) are identified. Benchmark SVT levels for each industry are established based on these top performers' historic SVT. Regression analyses are run on each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by plugging the company-specific performance measures, size and cash compensation into the industry cap equations to arrive at the company's allowable cap.

For the Dec. 1, 2008, March 1, June 1 and Sept. 1, 2009 quarterly data downloads, RMG will use 400-day volatility for the shareholder value calculation. RMG intends to revert to the 200-day volatility for the Dec. 1, 2009 and subsequent quarterly data downloads. Also, for those specified time periods, RMG will use the 90-day average stock price at the quarterly data download, and intends to revert to the 200-day average stock price for the Dec 1, 2009 and subsequent quarterly data downloads.

                                      *****

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REPRICING PROVISIONS
Vote AGAINST plans that expressly permit the repricing or exchange of underwater stock options without prior shareholder approval, even if the cost of the plan is reasonable. Also, vote AGAINST OR WITHHOLD from members of the Compensation Committee who approved and/or implemented a repricing or an option exchange program, by buying out underwater options for stock, cash or other consideration or canceling underwater options and regranting options with a lower exercise price, without prior shareholder approval, even if such repricings are allowed in their equity plan.

Vote AGAINST plans if the company has a history of repricing options without shareholder approval, and the applicable listing standards would not preclude them from doing so.

                                      *****


PAY-FOR-PERFORMANCE DISCONNECT
Generally, vote AGAINST plans and/or WITHHOLD votes from the Compensation Committee members if:

     o There is a pay for performance disconnect between the CEO's pay and company's stock performance;

     o    The main source of the pay increase (over half) is equity-based; and

     o    The CEO is a participant of the equity proposal.

A pay for performance disconnect is defined as an increase in CEO's total compensation and the company's one-year and three-year total shareholder returns are in the bottom half of its industry group (i.e., four-digit GICS - Global Industry Classification Group). CEO total compensation is defined as the sum of base salary, bonus, non-equity incentives, grant date full value of stock awards and options, target value of performance shares/units, change in pension value and nonqualified deferred compensation earnings, and all other compensation.

The pay for performance policy first identifies companies that are in the bottom half of each four-digit GICS coupled with an increase in total direct compensation for the CEO. Examine the Compensation Discussion & Analysis ("CD&A") to understand the source of increase. Is the increase attributed to performance-based compensation such as performance-based stock awards with pre-established performance measures or time-based restricted stock? The CD&A should provide enlightening and meaningful disclosure with respect to the committee decisions on executive pay and the underlying rationale for increases in pay despite poor stock performance. Newly appointed CEOs that have not been with the company for the past two complete fiscal years are exempted from the policy. Please note that this is a case-by-case analysis that requires detailed examination of the company's CD&A.

To potentially mitigate the withhold vote recommendations, consider whether a company evidenced a commitment to pay for performance principles by (1) stating that the compensation committee has reviewed all components of CEO compensation,
(2) providing a tally sheet under various termination scenarios, (3) disclosing performance measures and goals for all performance-based compensation, (4) committing to grant at least 50 percent of equity awards where the grant or vesting is tied to pre-established performance conditions, and (6) committing that the compensation committee has the sole authority to hire or fire compensation consultants. To provide complete transparency to shareholders, the commitment must be publicly disclosed.

On a CASE-BY-CASE basis, vote for equity plans and FOR compensation committee members with a pay-for-performance disconnect if compensation committee members can present strong and compelling evidence of improved committee performance. This evidence must go beyond the usual compensation committee report disclosure. This additional evidence necessary includes all of the following:

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     o    The compensation committee has reviewed all components of the CEO's compensation, including the following:

          -    Base salary, bonus, long-term incentives;

          - Accumulative realized and unrealized stock option and restricted stock gains;

          - Dollar value of perquisites and other personal benefits to the CEO and the total cost to the company;

          - Earnings and accumulated payment obligations under the company's nonqualified deferred compensation program;

          - Actual projected payment obligations under the company's supplemental executive retirement plan (SERPs).

     o A tally sheet with all the above components should be disclosed for the following termination scenarios:

          -    Payment if termination occurs within 12 months: $_____;

          -    Payment if "not for cause" termination occurs within 12 months:
               $_____;

          - Payment if "change of control" termination occurs within 12 months: $_____.

o The compensation committee is committed to providing additional information on the named executives' annual cash bonus program and/or long-term incentive cash plan for the current fiscal year. The compensation committee will provide full disclosure of the qualitative and quantitative performance criteria and hurdle rates used to determine the payouts of the cash program. From this disclosure, shareholders will know the minimum level of performance required for any cash bonus to be delivered, as well as the maximum cash bonus payable for superior performance.

The repetition of the compensation committee report does not meet RMG's requirement of compelling and strong evidence of improved disclosure. The level of transparency and disclosure is at the highest level where shareholders can understand the mechanics of the annual cash bonus and/or long-term incentive cash plan based on the additional disclosure.

     o The compensation committee is committed to granting a substantial portion of performance-based equity awards to the named executive officers. A substantial portion of performance-based awards would be at least 50 percent of the shares awarded to each of the named executive officers. Performance-based equity awards are earned or paid out based on the achievement of company performance targets. The company will disclose the details of the performance criteria (e.g., return on equity) and the hurdle rates (e.g., 15 percent) associated with the performance targets. From this disclosure, shareholders will know the minimum level of performance required for any equity grants to be made. The performance-based equity awards do not refer to non-qualified stock options(3) or performance-accelerated grants.(4) Instead, performance-based equity awards are performance-contingent grants where the individual will not receive the equity grant by not meeting the target performance and vice versa.


------------------
(3) Non-qualified stock options are not performance-based awards unless the grant or the vesting of the stock options is tied to the achievement of a pre-determined and disclosed performance measure. A rising stock market will generally increase share prices of all companies, despite of the company's underlying performance.

(4) Performance-accelerated grants are awards that vest earlier based on the achievement of a specified measure. However, these grants will ultimately vest over time even without the attainment of the goal(s).

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The level of transparency and disclosure is at the highest level where shareholders can understand the mechanics of the performance-based equity awards based on the additional disclosure.

     o The compensation committee has the sole authority to hire and fire outside compensationconsultants. The role of the outside compensation consultant is to assist the compensation committee to analyze executive pay packages or contracts and understand the company's financial measures.

                                      *****


THREE-YEAR BURN RATE/BURN RATE COMMITMENT
Generally vote AGAINST plans if the company's most recent three-year burn rate exceeds one standard deviation in excess of the industry mean (per the following Burn Rate Table) and is over 2 percent of common shares outstanding. The three-year burn rate policy does not apply to non-employee director plans unless outside directors receive a significant portion of shares each year.

The annual burn rate is calculated as follows:

Annual Burn rate = (# of options granted + # of full value shares awarded * Multiplier) / Weighted Average common shares outstanding)

However, vote FOR equity plans if the company fails this burn rate test but the company commits in a public filing to a three-year average burn rate equal to its GICS group burn rate mean plus one standard deviation (or 2%, whichever is greater), assuming all other conditions for voting FOR the plan have been met.

If a company fails to fulfill its burn rate commitment, vote AGAINST or WITHHOLD from the compensation committee.

For the Dec. 1, 2008, March 1, June 1 and Sept. 1, 2009 quarterly data downloads, RMG will use 400-day volatility for the shareholder value transfer and burn rate polices. RMG intends to revert to the 200-day volatility for the Dec. 1, 2009 and subsequent quarterly data downloads.

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

BURN RATE TABLE FOR 2009

                                                       RUSSELL 3000                            NON-RUSSELL 3000
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
                                                               STANDARD        MEAN                      MEAN         MEAN
  GICS         DESCRIPTION                             MEAN    DEVIATION      +STDEV            MEAN   DEVIATION     +STDEV
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    1010       Energy                                  1.75%      1.35%         3.09%          2.41%     2.75%         5.15%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    1510       Materials                               1.22%      0.91%         2.14%          2.17%     1.63%         3.80%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2010       Capital Goods                           1.69%      1.83%         3.52%          2.71%     2.44%         5.15%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2020       Commercial Services & Supplies          2.21%      1.79%         4.01%          2.50%     2.19%         4.69%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2030       Transportation                          1.82%      1.36%         3.18%          1.86%     1.59%         3.45%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2510       Automobiles & Components                1.86%      1.19%         3.05%          1.86%     1.19%         3.05%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2520       Consumer Durables & Apparel              2.06      1.38%         3.44%          2.33%     2.46%         4.79%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2530       Consumer Services                       2.11%      1.21%         3.32%          2.75%     2.39%         5.14%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2540       Media                                   1.87%      1.38%         3.25%          3.16%     2.98%         6.13%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    2550       Retailing                               1.84%      1.27%         3.12%          2.79%     1.83%         4.62%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
 3010, 3020,   Consumer Staples                        1.77%      1.35%         3.12%          2.39%     2.06%         4.45%
    3030
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    3510       Health Care Equipment & Services        2.72%      1.67%         4.39%          3.63%     3.01%         6.64%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    3520       Pharmaceuticals & Biotechnology         3.40%      2.36%         5.76%          4.98%     4.49%         9.46%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    4010       Banks                                   1.20%      0.97%         2.18%          1.40%     1.50%         2.89%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    4020       Diversified Financials                  2.94%      2.62%         5.56%          5.12%     5.93%         11.05%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    4030       Insurance                               1.23%      0.98%         2.22%          2.49%     2.22%         4.71%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    4040       Real Estate                             1.07%      0.99%         2.05%          1.33%     1.52%         2.85%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    4510       Software & Services                     4.05%      2.72%         6.76%          5.57%     4.56%         10.12%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    4520       Technology Hardware & Equipment         3.24%      2.29%         5.52%          3.54%     2.76%         6.30%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
               Semiconductors & Semiconductor
    4530       Equipment                               3.69%      2.02%         5.72%          4.95%     2.84%         7.79%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    5010       Telecommunication Services              2.16%      1.57%         3.74%          2.92%     3.00%         5.92%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------
    5510       Utilities                               0.81%      0.83%         1.64%          0.87%     1.00%         1.86%
-------------- --------------------------------------- ------- ------------ ---------------    ------- ----------- ---------------


For companies that grant both full value awards and stock options to their participants, apply a premium on full value awards for the past three fiscal years. The guideline for applying the premium is as follows:


------------------------------------------------------- -------------------------------------------------------------------
STOCK PRICE VOLATILITY                                    MULTIPLIER
------------------------------------------------------- -------------------------------------------------------------------
54.6% and higher                                        1 full-value award will count as 1.5 option shares
------------------------------------------------------- -------------------------------------------------------------------
36.1% or higher and less than 54.6%                     1 full-value award will count as 2.0 option shares
------------------------------------------------------- -------------------------------------------------------------------
24.9% or higher and less than 36.1%                     1 full-value award will count as 2.5 option shares
------------------------------------------------------- -------------------------------------------------------------------
16.5% or higher and less than 24.9%                     1 full-value award will count as 3.0 option shares
------------------------------------------------------- -------------------------------------------------------------------
7.9% or higher and less than 16.5%                      1 full-value award will count as 3.5 option shares
------------------------------------------------------- -------------------------------------------------------------------
Less than 7.9%                                          1 full-value award will count as 4.0 option shares
------------------------------------------------------- -------------------------------------------------------------------

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                                      *****


LIBERAL DEFINITION OF CHANGE-IN-CONTROL
Generally vote AGAINST equity plans if the plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur. Examples of such a definition could include, but are not limited to, announcement or commencement of a tender offer, provisions for acceleration upon a "potential" takeover, shareholder approval of a merger or other transactions, or similar language.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


POOR PAY PRACTICES
Vote AGAINST or WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices. Vote AGAINST equity plans if the plan is a vehicle for poor compensation practices.

The following practices, while not exhaustive, are examples of poor compensation practices that may warrant withhold vote recommendations:

     o    Egregious employment contracts:

          - Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;

     o    Excessive perks/tax reimbursements:

          - Overly generous perquisites, which may include, but are not limited to the following: personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances;

          - Reimbursement of income taxes on executive perquisites or other payments;

          - Perquisites for former executives, such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

     o Abnormally large bonus payouts without justifiable performance linkage or proper disclosure:

          - Performance metrics that are changed, canceled or replaced during the performance period without adequate explanation of the action and the link to performance;

     o Egregious pension/SERP (supplemental executive retirement plan) payouts:

          - Inclusion of additional years of service not worked that result in significant payouts;

          - Inclusion of performance-based equity awards in the pension calculation;

     o    New CEO with overly generous new hire package:

          -    Excessive "make whole" provisions;

          -    Any of the poor pay practices listed in this policy;

     o    Excessive severance and/or change in control provisions:

          - Inclusion of excessive change in control or severance payments, especially those with a multiple in excess of 3X cash pay;

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          -    Payments upon an executive's termination in connection with performance failure;

          - Change in control payouts without loss of job or substantial diminution of job duties (single-triggered);

          - New or materially amended employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave for any reason and still receive the change-in-control severance package;

          - Liberal change in control definition in individual contracts or equity plans which could result in payments to executives without an actual change in control occurring;

          - New or materially amended employment or severance agreements that provide for an excise tax gross-up. Modified gross-ups would be treated in the same manner as full gross-ups;

          - Perquisites for former executives such as car allowances, personal use of corporate aircraft or other inappropriate arrangements;

     o Dividends or dividend equivalents paid on unvested performance shares or units;

     o    Poor disclosure practices:

          - Unclear explanation of how the CEO is involved in the pay setting process;

          -    Retrospective performance targets and methodology not discussed;

          - Methodology for benchmarking practices and/or peer group not disclosed and explained;

     o    Internal Pay Disparity:

          - Excessive differential between CEO total pay and that of next highest paid named executive officer (NEO);

     o    Options backdating (covered in a separate policy);

     o Other excessive compensation payouts or poor pay practices at the company.

                                      *****



SPECIFIC TREATMENT OF CERTAIN AWARD TYPES IN EQUITY PLAN EVALUATIONS:


DIVIDEND EQUIVALENT RIGHTS
Options that have Dividend Equivalent Rights (DERs) associated with them will have a higher calculated award value than those without DERs under the binomial model, based on the value of these dividend streams. The higher value will be applied to new shares, shares available under existing plans, and shares awarded but not exercised per the plan specifications. DERS transfer more shareholder equity to employees and non-employee directors and this cost should be captured.

                                      *****


LIBERAL SHARE RECYCLING PROVISIONS
Under net share counting provisions, shares tendered by an option holder to pay for the exercise of an option, shares withheld for taxes or shares repurchased by the company on the open market can be recycled back into the equity plan for awarding again. All awards with such provisions should be valued as full-value awards. Stock-settled stock appreciation rights (SSARs) will also be considered as full-value awards if a company counts only the net shares issued to employees towards their plan reserve.

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                                      *****


OPERATING PARTNERSHIP (OP) UNITS IN EQUITY PLAN ANALYSIS OF REAL ESTATE INVESTMENT TRUSTS (REITS) For Real Estate Investment Trusts (REITS), include the common shares issuable upon conversion of outstanding Operating Partnership (OP) units in the share count for the purposes of determining: (1) market capitalization in the Shareholder Value Transfer (SVT) analysis and (2) shares outstanding in the burn rate analysis.

                                      *****


OPTION OVERHANG COST
Companies with sustained positive stock performance and high overhang cost attributable to in-the-money options outstanding in excess of six years may warrant a carve-out of these options from the overhang as long as the dilution attributable to the new share request is reasonable and the company exhibits sound compensation practices. Consider, on a CASE-BY-CASE basis, a carve-out of a portion of cost attributable to overhang, considering the following criteria:

     o PERFORMANCE: Companies with sustained positive stock performance will merit greater scrutiny. Five-year total shareholder return (TSR), year-over-year performance, and peer performance could play a significant role in this determination.

     o OVERHANG DISCLOSURE: Assess whether optionees have held in-the-money options for a prolonged period (thus reflecting their confidence in the prospects of the company). Note that this assessment would require additional disclosure regarding a company's overhang. Specifically, the following disclosure would be required:

          - The number of in-the-money options outstanding in excess of six or more years with a corresponding weighted average exercise price and weighted average contractual remaining term;

          - The number of all options outstanding less than six years and underwater options outstanding in excess of six years with a corresponding weighted average exercise price and weighted average contractual remaining term;

          -    The general vesting provisions of option grants; and

          - The distribution of outstanding option grants with respect to the named executive officers;

     o DILUTION: Calculate the expected duration of the new share request in addition to all shares currently available for grant under the equity compensation program, based on the company's three-year average burn rate (or a burn-rate commitment that the company makes for future years). The expected duration will be calculated by multiplying the company's unadjusted (options and full-value awards accounted on a one-for-one basis) three-year average burn rate by the most recent fiscal year's weighted average shares outstanding (as used in the company's calculation of basic EPS) and divide the sum of the new share request and all available shares under the company's equity compensation program by the product. For example, an expected duration in excess of five years could be considered problematic; and

     o COMPENSATION PRACTICES: An evaluation of overall practices could include: (1) stock option repricing provisions, (2) high concentration ratios (of grants to top executives), or (3) additional practices outlined in the Poor Pay Practices policy.

                                      *****

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OTHER COMPENSATION PROPOSALS AND POLICIES


401(K) EMPLOYEE BENEFIT PLANS
Vote FOR proposals to implement a 401(k) savings plan for employees.

                                      *****


ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY) MANAGEMENT PROPOSALS
Vote CASE-BY-CASE on management proposals for an advisory vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors' interests regarding executive compensation practices. The following principles and factors should be considered:

1. The following FIVE GLOBAL PRINCIPLES apply to all markets:

     o Maintain appropriate pay-for-performance alignment with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors: the linkage between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

     o Avoid arrangements that risk "pay for failure": This principle addresses the use and appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

     o Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

     o Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

     o Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers' pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

2. For U.S. companies, vote CASE-BY-CASE considering the following factors in the context of each company's specific circumstances and the board's disclosed rationale for its practices:

     RELATIVE CONSIDERATIONS:

     o Assessment of performance metrics relative to business strategy, as discussed and explained in the CD & A;

     o Evaluation of peer groups used to set target pay or award opportunities;

     o Alignment of company performance and executive pay trends over time (e.g., performance down: pay down);

     o Assessment of disparity between total pay of the CEO and other Named Executive Officers (NEOs).

     DESIGN CONSIDERATIONS:

     o    Balance of fixed versus performance-driven pay;

     o Assessment of excessive practices with respect to perks, severance packages, supplemental executive pension plans, and burn rates.

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     COMMUNICATION CONSIDERATIONS:

     o Evaluation of information and board rationale provided in CD&A about how compensation is determined (e.g., why certain elements and pay targets are used, and specific incentive plan goals, especially retrospective goals);

     o Assessment of board's responsiveness to investor input and engagement on compensation issues (e.g., in responding to majority-supported shareholder proposals on executive pay topics).

                                      *****


DIRECTOR COMPENSATION
Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board's compensation are met and disclosed in the proxy statement:

o Director stock ownership guidelines with a minimum of three times the annual cash retainer.

     o    Vesting schedule or mandatory holding/deferral period:

          - A minimum vesting of three years for stock options or restricted stock; or

          - Deferred stock payable at the end of a three-year deferral period.

     o    Mix between cash and equity:

          - A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or

          - If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

     o No retirement/benefits and perquisites provided to non-employee directors; and

     o Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

                                      *****


DIRECTOR RETIREMENT PLANS
Vote AGAINST retirement plans for non-employee directors.

Vote FOR shareholder proposals to eliminate retirement plans for non-employee directors.

                                      *****


EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)
Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares).

                                      *****


EMPLOYEE STOCK PURCHASE PLANS-- QUALIFIED PLANS
Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

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     o    Purchase price is at least 85 percent of fair market value;

     o    Offering period is 27 months or less; and

     o The number of shares allocated to the plan is ten percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

     o    Purchase price is less than 85 percent of fair market value; or

     o    Offering period is greater than 27 months; or

     o The number of shares allocated to the plan is more than ten percent of the outstanding shares.

                                      *****


EMPLOYEE STOCK PURCHASE PLANS-- NON-QUALIFIED PLANS
Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

     o Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

     o Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

     o Company matching contribution up to 25 percent of employee's contribution, which is effectively a discount of 20 percent from market value;

o No discount on the stock price on the date of purchase since there is a company matching contribution.

Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee's contribution, evaluate the cost of the plan against its allowable cap.

                                      *****


INCENTIVE BONUS PLANS AND TAX DEDUCTIBILITY PROPOSALS (OBRA-RELATED COMPENSATION PROPOSALS)
Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of the Internal Revenue Code.

Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) are considered on a CASE-BY-CASE basis using a proprietary, quantitative model developed by RMG.

Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

Vote AGAINST proposals if the compensation committee does not fully consist of independent outsiders, as defined in RMG's classification of director independence.

                                      *****

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OPTIONS BACKDATING
In cases where a company has practiced options backdating, vote AGAINST or WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. Vote AGAINST or WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

     o Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

     o    Length of time of options backdating;

     o    Size of restatement due to options backdating;

     o Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recoupment of option gains on backdated grants;

     o Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

                                      *****


OPTION EXCHANGE PROGRAMS/REPRICING OPTIONS
Vote CASE-by-CASE on management proposals seeking approval to exchange/reprice options taking into consideration:

     o Historic trading patterns--the stock price should not be so volatile that the options are likely to be back "in-the-money" over the near term;

     o Rationale for the re-pricing--was the stock price decline beyond management's control?

     o    Is this a value-for-value exchange?

     o    Are surrendered stock options added back to the plan reserve?

     o Option vesting--does the new option vest immediately or is there a black-out period?

     o Term of the option--the term should remain the same as that of the replaced option;

     o    Exercise price--should be set at fair market or a premium to market;

     o    Participants--executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company's total cost of equity plans and its three-year average burn rate.

In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company's stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

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                                      *****


STOCK PLANS IN LIEU OF CASH
Vote CASE-by-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock.

Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Vote CASE-by-CASE on plans which do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, RMG will not make any adjustments to carve out the in-lieu-of cash compensation.

                                      *****


TRANSFER STOCK OPTION (TSO) PROGRAMS
One-time Transfers: Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

     o Executive officers and non-employee directors are excluded from participating;

     o Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

     o There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants.

Additionally, management should provide a clear explanation of why options are being transferred to a third-party institution and whether the events leading up to a decline in stock price were beyond management's control. A review of the company's historic stock price volatility should indicate if the options are likely to be back "in-the-money" over the near term.

Ongoing TSO program: Vote AGAINST equity plan proposals if the details of ongoing TSO programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

     o    Eligibility;

     o    Vesting;

     o    Bid-price;

     o    Term of options;

     o Cost of the program and impact of the TSOs on company's total option expense

     o    Option repricing policy.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

                                      *****

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SHAREHOLDER PROPOSALS ON COMPENSATION


ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)
Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

                                      *****


BAILOUT BILL/EXECUTIVE COMPENSATION RESOLUTIONS
Vote on a CASE-BY-CASE on shareholder proposals that call for the imposition of compensation limits at companies that are participating in the Capital Purchase Program established under the Troubled Asset Relief Program (TARP). Limits under the proposal include an emphasis on performance-vested equity awards, cap on bonus compensation, equity retention requirements, limits on retirement and severance benefits.

While there are components of the program RMG would not support on a stand-alone basis, we consider the proposal to be a symbolic call on companies receiving this relief to adhere to higher compensation standards, a number of which were proposed in earlier drafts of the legislation. As such, the following factors will be taken into account:

     o The absence of evidence that the Compensation Committee has taken substantial steps to review practices to reflect the dramatically different circumstances of the current environment, including the optics of maintaining former practices while taking tax-payer moneys.

     o Problematic pay practices, current and past, particularly those which shareholders believe may have promoted a risk-taking environment that was ultimately in the detriment of shareholders' long-term interests.

                                      *****


COMPENSATION CONSULTANTS- DISCLOSURE OF BOARD OR COMPANY'S UTILIZATION Generally vote FOR shareholder proposals seeking disclosure regarding the Company, Board, or Compensation Committee's use of compensation consultants, such as company name, business relationship(s) and fees paid.

                                      *****


DISCLOSURE/SETTING LEVELS OR TYPES OF COMPENSATION FOR EXECUTIVES AND DIRECTORS Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders' needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote AGAINST shareholder proposals requiring director fees be paid in stock only.

Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

                                      *****

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GOLDEN COFFINS/EXECUTIVE DEATH BENEFITS
Generally vote FOR proposals calling companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals that the broad-based employee population is eligible.

                                      *****


PAY FOR SUPERIOR PERFORMANCE
Generally vote FOR shareholder proposals based on a case-by-case analysis that requests the board establish a pay-for-superior performance standard in the company's executive compensation plan for senior executives. The proposal has the following principles:

     o Sets compensation targets for the Plan's annual and long-term incentive pay component s at or below the peer group median;

     o Delivers a majority of the Plan's target long-term compensation through performance-vested, not simply time-vested, equity awards;

     o Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

     o Establishes performance targets for each plan financial metric relative to the performance of the company's peer companies;

     o Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company's performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

     o What aspects of the company's annual and long-term equity incentive programs are performance driven?

     o If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

     o Can shareholders assess the correlation between pay and performance based on the current disclosure?

     o What type of industry and stage of business cycle does the company belong to?

                                      *****


PERFORMANCE-BASED AWARDS
Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

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     o    First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a "substantial" portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

     o Second, assess the rigor of the company's performance-based equity program. If the bar set for the performance-based program is too low based on the company's historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program's poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of the above two steps.

                                      *****


PENSION PLAN INCOME ACCOUNTING
Generally vote FOR shareholder proposals to exclude pension plan income in the calculation of earnings used in determining executive bonuses/compensation.

                                      *****


PRE-ARRANGED TRADING PLANS (10B5-1 PLANS)
Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

     o Adoption, amendment, or termination of a 10b5-1 Plan must be disclosed within two business days in a Form 8-K;

     o Amendment or early termination of a 10b5-1 Plan is allowed only under extraordinary circumstances, as determined by the board;

     o Ninety days must elapse between adoption or amendment of a 10b5-1 Plan and initial trading under the plan;

     o Reports on Form 4 must identify transactions made pursuant to a 10b5-1 Plan;

     o    An executive may not trade in company stock outside the 10b5-1 Plan.

     o Trades under a 10b5-1 Plan must be handled by a broker who does not handle other securities transactions for the executive.

                                      *****


RECOUP BONUSES
Vote on a CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that the figures upon which incentive compensation is earned later turn out to have been in error. This is line with the clawback provision in the Trouble Asset Relief Program. Many companies have adopted policies that permit recoupment in cases where fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation. RMG will take into consideration:

     o    If the company has adopted a formal recoupment bonus policy;

     o If the company has chronic restatement history or material financial problems; or


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     o    If the company's policy substantially addresses the concerns raised by the proponent.


                                      *****


SEVERANCE AGREEMENTS FOR EXECUTIVES/GOLDEN PARACHUTES
Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

     o    The triggering mechanism should be beyond the control of management;

     o The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs;

     o Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

                                      *****


SHARE BUYBACK HOLDING PERIODS
Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

                                      *****


STOCK OWNERSHIP OR HOLDING PERIOD GUIDELINES
Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While RMG favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

Vote on a CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:

     o Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

          -    Rigorous stock ownership guidelines, or

          - A holding period requirement coupled with a significant long-term ownership requirement, or

          -    A meaningful retention ratio,

     o Actual officer stock ownership and the degree to which it meets or exceeds the proponent's suggested holding period/retention ratio or the company's own stock ownership or retention requirements.

     o Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

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A rigorous stock ownership guideline should be at least 10x base salary for the
CEO, with the multiple declining for other executives. A meaningful retention ratio should constitute at least 50 percent of the stock received from equity awards (on a net proceeds basis) held on a long-term basis, such as the executive's tenure with the company or even a few years past the executive's termination with the company.

                                      *****


SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS (SERPS)
Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company's supplemental executive retirement plan
(SERP) by limiting covered compensation to a senior executive's annual salary and excluding of all incentive or bonus pay from the plan's definition of covered compensation used to establish such benefits.

                                      *****


TERMINATION OF EMPLOYMENT PRIOR TO SEVERANCE PAYMENT AND ELIMINATING ACCELERATED VESTING OF UNVESTED EQUITY Vote on a CASE-by-CASE on shareholder proposals seeking a policy requiring termination of employment prior to severance payment, and eliminating accelerated vesting of unvested equity. Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered) are consider a poor pay practice under RMG policy, and may even result in withheld votes from compensation committee members. The second component of this proposal -- related to the elimination of accelerated vesting
- requires more careful consideration. The following factors will be taken into regarding this policy.

     o The company's current treatment of equity in change-of-control situations (i.e. is it double triggered, does it allow for the assumption of equity by acquiring company, the treatment of performance shares.

     o Current employment agreements, including potential poor pay practices such as gross-ups embedded in those agreements.

                                      *****


TAX GROSS-UP PROPOSALS
Generally vote FOR proposals calling for companies to adopt a policy of not providing tax gross-up payments to executives, except in situations where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

                                      *****

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9. Corporate Social Responsibility (CSR) Issues


OVERALL APPROACH

When evaluating social and environmental shareholder proposals, RMG considers the following factors:

     o Whether adoption of the proposal is likely to enhance or protect shareholder value;

     o Whether the information requested concerns business issues that relate to a meaningful percentage of the company's business as measured by sales, assets, and earnings;

     o The degree to which the company's stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

     o Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

     o Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

     o Whether the company's analysis and voting recommendation to shareholders are persuasive;

     o What other companies have done in response to the issue addressed in the proposal;

     o Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

     o Whether implementation of the proposal's request would achieve the proposal's objectives;

     o Whether the subject of the proposal is best left to the discretion of the board;

     o Whether the requested information is available to shareholders either from the company or from a publicly available source; and

     o Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

                                      *****



ANIMAL WELFARE


ANIMAL TESTING
Generally vote AGAINST proposals to phase out the use of animals in product testing unless:

     o The company is conducting animal testing programs that are unnecessary or not required by regulation;

     o The company is conducting animal testing when suitable alternatives are commonly accepted and used at industry peers; or

     o There are recent, significant fines or litigation related to the company's treatment of animals.

                                      *****


ANIMAL WELFARE POLICIES
Generally vote FOR proposals seeking a report on the company's animal welfare standards unless:

     o The company has already published a set of animal welfare standards and monitors compliance;

     o    The company's standards are comparable to industry peers; and

     o There are no recent, significant fines or litigation related to the company's treatment of animals.

                                      *****

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CONTROLLED ATMOSPHERE KILLING (CAK)
Generally vote AGAINST proposals requesting the implementation of CAK methods at company and/or supplier operations unless such methods are required by legislation or generally accepted as the industry standard.

Vote CASE-BY-CASE on proposals requesting a report on the feasibility of implementing CAK methods at company and/or supplier operations considering the availability of existing research conducted by the company or industry groups on this topic and any fines or litigation related to current animal processing procedures at the company.

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



CONSUMER ISSUES


GENETICALLY MODIFIED INGREDIENTS
Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

     o The company's business and the proportion of it affected by the resolution;

     o The quality of the company's disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and

     o Company's current disclosure on the feasibility of GE product labeling, including information on the related costs.

Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.

Generally vote AGAINST proposals to completely phase out GE ingredients from the company's products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company's products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.

                                      *****


CONSUMER LENDING
Vote CASE-BY CASE on requests for reports on the company's lending guidelines and procedures taking into account:

     o Whether the company has adequately disclosed mechanisms in place to prevent abusive lending practices;

     o Whether the company has adequately disclosed the financial risks of the lending products in question;

     o Whether the company has been subject to violations of lending laws or serious lending controversies;

     o    Peer companies' policies to prevent abusive lending practices.

                                      *****

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PHARMACEUTICAL PRICING, ACCESS TO MEDICINES, AND PRODUCT REIMPORTATION
Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

Vote CASE-BY-CASE on proposals requesting that the company evaluate report on their product pricing policies or their access to medicine policies, considering:

     o The nature of the company's business and the potential for reputational and market risk exposure;

     o    The existing disclosure of relevant policies;

     o    Deviation from established industry norms;

     o The company's existing, relevant initiatives to provide research and/or products to disadvantaged consumers;

     o Whether the proposal focuses on specific products or geographic regions; and

     o    The potential cost and scope of the requested report.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

                                      *****


PRODUCT SAFETY AND TOXIC/HAZARDOUS MATERIALS
Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic/hazardous materials or product safety in its supply chain, unless:

     o The company already discloses similar information through existing reports such as a Supplier Code of Conduct and/or a sustainability report;

     o The company has formally committed to the implementation of a toxic/hazardous materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

     o The company has not been recently involved in relevant significant controversies, significant fines, or litigation.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phase-out of certain toxic/hazardous materials, or evaluate and disclose the potential financial and legal risks associated with utilizing certain materials, considering:

     o The company's current level of disclosure regarding its product safety policies, initiatives and oversight mechanisms.

     o    Current regulations in the markets in which the company operates; and

     o Recent significant controversies, litigation, or fines stemming from toxic/hazardous materials at the company.

Generally vote AGAINST resolutions requiring that a company reformulate its products.

                                      *****

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TOBACCO
Vote CASE-BY-CASE on resolutions regarding the advertisement of tobacco products, considering:

     o    Recent related fines, controversies, or significant litigation;

     o Whether the company complies with relevant laws and regulations on the marketing of tobacco;

     o Whether the company's advertising restrictions deviate from those of industry peers;

     o Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth;

     o Whether restrictions on marketing to youth extend to foreign countries.

Vote CASE-BY-CASE on proposals regarding second-hand smoke, considering;

     o    Whether the company complies with all laws and regulations;

     o The degree that voluntary restrictions beyond those mandated by law might hurt the company's competitiveness;

     o    The risk of any health-related liabilities.

Generally vote AGAINST resolutions to cease production of tobacco-related products, to avoid selling products to tobacco companies, to spin-off tobacco-related businesses, or prohibit investment in tobacco equities. Such business decisions are better left to company management or portfolio managers.

Generally vote AGAINST proposals regarding tobacco product warnings. Such decisions are better left to public health authorities.

                                      *****



DIVERSITY


BOARD DIVERSITY
Generally vote FOR reports on the company's efforts to diversify the board, unless:

     o The board composition is reasonably inclusive in relation to companies of similar size and business; or

     o The board already reports on its nominating procedures and diversity initiatives.

Generally vote AGAINST proposals that would call for the adoption of specific committee charter language regarding diversity initiatives unless the company fails to publicly disclose existing equal opportunity or non-discrimination policies.

Vote CASE-BY-CASE on proposals asking the company to increase the representation of women and minorities on the board, taking into account:

     o    The degree of board diversity;

     o    Comparison with peer companies;

     o    Established process for improving board diversity;

     o    Existence of independent nominating committee;

     o    Use of outside search firm;

     o    History of EEO violations.

                                      *****

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EQUALITY OF OPPORTUNITY
Generally vote FOR proposals requesting a company disclose its diversity policies or initiatives, or proposals requesting disclosure of a company's comprehensive workforce diversity data, including requests for EEO-1 data, unless:

     o The company publicly discloses its comprehensive equal opportunity policies and initiatives;

     o The company already publicly discloses comprehensive workforce diversity data; and

     o The company has no recent significant EEO-related violations or litigation.

Generally vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers. Such requests may pose a significant cost and administration burden on the company.

                                      *****


GENDER IDENTITY, SEXUAL ORIENTATION, AND DOMESTIC PARTNER BENEFITS
Generally vote FOR proposals seeking to amend a company's EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

                                      *****



CLIMATE CHANGE AND THE ENVIRONMENT


CLIMATE CHANGE
Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company's operations and investments considering:

     o The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

     o The company's level of disclosure is at least comparable to that of industry peers; and

     o There are no significant, controversies, fines, penalties, or litigation associated with the company's environmental performance.

                                      *****


CONCENTRATED ANIMAL FEEDING OPERATIONS (CAFOS)
Generally vote FOR resolutions requesting companies report to shareholders on the risks and liabilities associated with CAFOs unless:

     o The company has publicly disclosed its environmental management policies for its corporate and contract farming operations, including compliance monitoring; and

     o The company publicly discloses company and supplier farm environmental performance data; or

     o The company does not have company-owned CAFOs and does not directly source from contract farm CAFOs.

                                      *****

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ENERGY EFFICIENCY
Generally vote FOR on proposals requesting a company report on its comprehensive energy efficiency policies, unless:

     o The company complies with applicable energy efficiency regulations and laws, and discloses its participation in energy efficiency policies and programs, including disclosure of benchmark data, targets, and performance measures; or

     o The proponent requests adoption of specific energy efficiency goals within specific timelines.

                                      *****


FACILITY AND OPERATIONAL SAFETY/SECURITY
Vote CASE-BY-CASE on resolutions requesting that companies report on safety and/or security risks associated with their operations and/or facilities, considering:

     o    The company's compliance with applicable regulations and guidelines;

     o The company's current level of disclosure regarding its security and safety policies, procedures, and compliance monitoring; and,

     o The existence of recent, significant violations, fines, or controversy regarding the safety and security of the company's operations and/or facilities.

                                      *****


GREENHOUSE GAS (GHG) EMISSIONS
Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products, unless:



     o The company already provides current, publicly-available information on the impacts that greenhouse gas emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

     o The company's level of disclosure is at least comparable to that of industry peers; and

     o There are no significant, controversies, fines, penalties, or litigation associated with the company's greenhouse gas emissions.

Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specific amounts or within a specific time frame, unless:

     o    The company lags behind industry standards; and,

     o The company has been the subject of recent, significant violations, fines, litigation, or controversy related to greenhouse gas emissions.

                                      *****


OPERATIONS IN PROTECTED AREAS
Generally vote FOR requests for reports on potential environmental damage as a result of company operations in protected regions unless:

     o Operations in the specified regions are not permitted by current laws or regulations;

     o The company does not currently have operations or plans to develop operations in these protected regions; or,

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o        The company's disclosure of its operations and environmental policies in these regions is comparable to industry peers.

                                      *****


RECYCLING
Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

     o    The nature of the company's business;

     o    The extent that peer companies are recycling;

     o The timetable prescribed by the proposal and the costs and methods of implementation;

     o Whether the company has a poor environmental track record, such as violations of applicable regulations.

                                      *****


RENEWABLE ENERGY
Generally vote FOR requests for reports on the feasibility of developing renewable energy resources unless the report is duplicative of existing disclosure or irrelevant to the company's line of business.

Generally vote AGAINST proposals requesting that the company invest in renewable energy resources. Such decisions are best left to management's evaluation of the feasibility and financial impact that such programs may have on the company.

                                      *****



GENERAL CORPORATE ISSUES


CHARITABLE CONTRIBUTIONS
Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which, and if, contributions are in the best interests of the company.

                                      *****


CSR COMPENSATION-RELATED PROPOSALS
Vote CASE-BY-CASE on proposals to report on ways of linking executive compensation to non-financial criteria, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, or predatory lending. Such resolutions should be evaluated in the context of:

     o The relevance of the non-financial criteria in question to the company;

     o The degree to which non-financial criteria are already included in the company's executive compensation structure and publicly disclosed;

     o The degree to which non-financial criteria are used by industry peers in setting executive compensation;

     o Significant company violations or controversies associated with social and/or environmental performance or compensation practices;

     o The company's current level of disclosure regarding environmental and social performance;

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     o    Independence of the compensation committee;

Generally vote AGAINST proposals to link executive compensation to non-financial criteria, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, and predatory lending.

Generally vote AGAINST proposals calling for an analysis of the pay disparity between corporate executives and other employees. Such comparisons may be arbitrary in nature and/or provide information of limited value to shareholders.

                                      *****


HEALTH PANDEMICS
Vote CASE-BY-CASE on requests for reports outlining the impact of health pandemics (such as HIV/AIDS, Malaria, Tuberculosis, and Avian Flu) on the company's operations and how the company is responding to the situation, taking into account:

     o The scope of the company's operations in the affected/relevant area(s);

     o The company's existing healthcare policies, including benefits and healthcare access; and

     o    Company donations to relevant healthcare providers.

Vote AGAINST proposals asking companies to establish, implement, and report on a standard of response to health pandemics (such as HIV/AIDS, Malaria, Tuberculosis, and Avian Flu), unless the company has significant operations in the affected markets and has failed to adopt policies and/or procedures to address these issues comparable to those of industry peers.

                                      *****


LOBBYING EXPENDITURES/INITIATIVES
Vote CASE-BY-CASE on proposals requesting information on a company's lobbying initiatives, considering:

     o Significant controversies, fines, or litigation surrounding a company's public policy activities,

     o    The company's current level of disclosure on lobbying strategy, and

     o The impact that the policy issue may have on the company's business operations.

                                      *****


POLITICAL CONTRIBUTIONS AND TRADE ASSOCIATIONS SPENDING
Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

     o There are no recent, significant controversies, fines or litigation regarding the company's political contributions or trade association spending; and

     o The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibits coercion.

Vote AGAINST proposals to publish in newspapers and public media the company's political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions and trade association spending considering:

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     o    Recent significant controversy or litigation related to the company's political contributions or governmental affairs; and

     o The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level and barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

                                      *****



INTERNATIONAL ISSUES, LABOR ISSUES, AND HUMAN RIGHTS


COMMUNITY SOCIAL AND ENVIRONMENTAL IMPACT ASSESSMENTS
Vote CASE-BY-CASE on requests for reports outlining policies and/or the potential (community) social and/or environmental impact of company operations considering:

     o Current disclosure of applicable policies and risk assessment report(s) and risk management procedures;

     o The impact of regulatory non-compliance, litigation, remediation, or reputational loss that may be associated with failure to manage the company's operations in question, including the management of relevant community and stakeholder relations;

     o The nature, purpose, and scope of the company's operations in the specific region(s);

     o The degree to which company policies and procedures are consistent with industry norms; and

     o    Scope of the resolution.

                                      *****


FOREIGN MILITARY SALES/OFFSETS
Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

                                      *****


INTERNET PRIVACY AND CENSORSHIP
Vote CASE-BY-CASE on resolutions requesting the disclosure and implementation of Internet privacy and censorship policies and procedures considering:

     o The level of disclosure of company policies and procedures relating to privacy, freedom of speech, Internet censorship, and government monitoring of the Internet;

     o Engagement in dialogue with governments and/or relevant groups with respect to the Internet and the free flow of information;

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     o    The scope of business involvement and of investment in markets that maintain government censorship or monitoring of the Internet;

     o The market-specific laws or regulations applicable to Internet censorship or monitoring that may be imposed on the company; and,

     o The level of controversy or litigation related to the company's international human rights policies and procedures.

                                      *****


LABOR AND HUMAN RIGHTS STANDARDS
Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

     o The degree to which existing relevant policies and practices are disclosed;

     o Whether or not existing relevant policies are consistent with internationally recognized standards;

     o Whether company facilities and those of its suppliers are monitored and how;

     o Company participation in fair labor organizations or other internationally recognized human rights initiatives;

     o Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

     o Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

     o    The scope of the request; and

     o    Deviation from industry sector peer company standards and practices.

                                      *****


MACBRIDE PRINCIPLES
Generally vote AGAINST proposals to endorse or increase activity on the MacBride Principles, unless:

     o The company has formally been found to be out of compliance with relevant Northern Ireland fair employment laws and regulations;

     o Failure to implement the MacBride Principles would put the company in an inconsistent position and/or at a competitive disadvantage compared with industry peers;

     o Failure to implement the MacBride Principles would subject the company to excessively negative financial impacts due to laws that some municipalities have passed regarding their contracting operations and companies that have not implemented the MacBride Principles; or

     o The company has had recent, significant controversies, fines or litigation regarding religious-based employment discrimination in Northern Ireland.

                                      *****


NUCLEAR AND DEPLETED URANIUM WEAPONS
Generally vote AGAINST proposals asking a company to cease production or report on the risks associated with the use of depleted uranium munitions or nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Such contracts are monitored by government agencies, serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company's business.

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                                      *****


OPERATIONS IN HIGH RISK MARKETS
Vote CASE-BY-CASE on requests for a report on a company's potential financial and reputational risks associated with operations in "high-risk" markets, such as a terrorism-sponsoring state or politically/socially unstable region, taking into account:

     o The nature, purpose, and scope of the operations and business involved that could be affected by social or political disruption;

     o Current disclosure of applicable risk assessment(s) and risk management procedures;

     o    Compliance with U.S. sanctions and laws;

     o    Consideration of other international policies, standards, and laws;
          and

     o Whether the company has been recently involved in recent, significant controversies, fines or litigation related to its operations in "high-risk" markets.



                                      *****


OUTSOURCING/OFFSHORING
Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing/plant closures, considering:

     o    Controversies surrounding operations in the relevant market(s);

     o    The value of the requested report to shareholders;

     o The company's current level of disclosure of relevant information on outsourcing and plant closure procedures; and

     o The company's existing human rights standards relative to industry peers.

                                      *****



SUSTAINABILITY


SUSTAINABILITY REPORTING
Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

     o The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

     o The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame

                                      *****


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10. Mutual Fund Proxies

ELECTION OF DIRECTORS
Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

                                      *****


CONVERTING CLOSED-END FUND TO OPEN-END FUND
Vote CASE-BY-CASE on conversion proposals, considering the following factors:

     o    Past performance as a closed-end fund;

     o    Market in which the fund invests;

     o    Measures taken by the board to address the discount; and

     o Past shareholder activism, board activity, and votes on related proposals.

                                      *****


PROXY CONTESTS
Vote CASE-BY-CASE on proxy contests, considering the following factors:

     o    Past performance relative to its peers;

     o    Market in which fund invests;

     o    Measures taken by the board to address the issues;

     o Past shareholder activism, board activity, and votes on related proposals;

     o    Strategy of the incumbents versus the dissidents;

     o    Independence of directors;

     o    Experience and skills of director candidates;

     o    Governance profile of the company;

     o    Evidence of management entrenchment.

                                      *****


INVESTMENT ADVISORY AGREEMENTS
Vote CASE-BY-CASE on investment advisory agreements, considering the following factors:

     o    Proposed and current fee schedules;

     o    Fund category/investment objective;

     o    Performance benchmarks;

     o    Share price performance as compared with peers;

     o    Resulting fees relative to peers;

     o    Assignments (where the advisor undergoes a change of control).


                                      *****

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APPROVING NEW CLASSES OR SERIES OF SHARES
Vote FOR the establishment of new classes or series of shares.

                                      *****


PREFERRED STOCK PROPOSALS
Vote CASE-BY-CASE on the authorization for or increase in preferred shares, considering the following factors:

     o    Stated specific financing purpose;

     o    Possible dilution for common shares;

     o    Whether the shares can be used for antitakeover purposes.

                                      *****


1940 ACT POLICIES
Vote CASE-BY-CASE on policies under the Investment Advisor Act of 1940, considering the following factors:

     o    Potential competitiveness;

     o    Regulatory developments;

     o    Current and potential returns; and

     o    Current and potential risk.

Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

                                      *****


CHANGING A FUNDAMENTAL RESTRICTION TO A NONFUNDAMENTAL RESTRICTION
Vote CASE-BY-CASE on proposals to change a fundamental restriction to a non-fundamental restriction, considering the following factors:

     o    The fund's target investments;

     o    The reasons given by the fund for the change; and

     o    The projected impact of the change on the portfolio.


                                      *****


CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL
Vote AGAINST proposals to change a fund's fundamental investment objective to non-fundamental.

                                      *****


NAME CHANGE PROPOSALS
Vote CASE-BY-CASE on name change proposals, considering the following factors:

     o    Political/economic changes in the target market;

     o    Consolidation in the target market; and

     o    Current asset composition.

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                                      *****


CHANGE IN FUND'S SUBCLASSIFICATION
Vote CASE-BY-CASE on changes in a fund's sub-classification, considering the following factors:

     o    Potential competitiveness;

     o    Current and potential returns;

     o    Risk of concentration;

     o    Consolidation in target industry.

                                      *****


DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION
Vote CASE-BY-CASE on proposals to dispose of assets, to terminate or liquidate, considering the following factors:

     o    Strategies employed to salvage the company;

     o    The fund's past performance;

     o    The terms of the liquidation.

                                      *****


CHANGES TO THE CHARTER DOCUMENT
Vote CASE-BY-CASE on changes to the charter document, considering the following factors:

     o    The degree of change implied by the proposal;

     o    The efficiencies that could result;

     o    The state of incorporation;

     o    Regulatory standards and implications.

Vote AGAINST any of the following changes:

     o Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series;

     o Removal of shareholder approval requirement for amendments to the new declaration of trust;

     o Removal of shareholder approval requirement to amend the fund's management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act;

     o Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund's shares;

     o Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements;

     o Removal of shareholder approval requirement to change the domicile of the fund.



                                      *****


CHANGING THE DOMICILE OF A FUND
Vote CASE-BY-CASE on re-incorporations, considering the following factors:

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     o    Regulations of both states;

     o    Required fundamental policies of both states;

     o    The increased flexibility available.

                                      *****


AUTHORIZING THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.


                                      *****


DISTRIBUTION AGREEMENTS
Vote CASE-BY-CASE on distribution agreement proposals, considering the following factors:

     o    Fees charged to comparably sized funds with similar objectives;

     o    The proposed distributor's reputation and past performance;

     o    The competitiveness of the fund in the industry;

     o    The terms of the agreement.


                                      *****


MASTER-FEEDER STRUCTURE
Vote FOR the establishment of a master-feeder structure.


                                      *****


MERGERS
Vote CASE-BY-CASE on merger proposals, considering the following factors:

     o    Resulting fee structure;

     o    Performance of both funds;

     o    Continuity of management personnel;

     o Changes in corporate governance and their impact on shareholder rights.



                                      *****



SHAREHOLDER PROPOSALS FOR MUTUAL FUNDS


ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT
Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.


                                      *****

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REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED
Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.


                                      *****


TERMINATE THE INVESTMENT ADVISOR
Vote CASE-BY-CASE on proposals to terminate the investment advisor, considering the following factors:

     o    Performance of the fund's Net Asset Value (NAV);

     o    The fund's history of shareholder relations;

     o    The performance of other funds under the advisor's management.





                                      *****


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